United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 15, 2024

Date of Report (Date of earliest event reported)

Plutonian Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41554	86-2789369
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1441 Broadway 3rd, 5th & 6th Floors New York NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646)969-0946

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of one Common Stock, one redeemable Warrant, and one Right	PLTNU	The Nasdaq Stock Market LLC
Common Stock	PLTN	The Nasdaq Stock Market LLC
Warrant, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	PLTNW	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-sixth (1/6) of one share of Common Stock	PLTNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 15, 2024, Plutonian Acquisition Corp. (the “Company”) issued an unsecured promissory note in the aggregate principal amount of $210,000 (the “Note”) to Big Tree Cloud International Group Limited (“Big Tree Cloud”) in exchange for Big Tree Cloud depositing such amount into the Company’s trust account in order to extend the amount of time it has available to complete a business combination. The Note does not bear interest and mature upon closing of a business combination by the Company. In addition, the Note may be converted by the holder into shares of common stock of the Company identical to the common stock issued in the Company’s initial public offering at a price of $10.00 per unit (each unit is consisted of one share of common stock, one warrant and one right to receive one-sixth (1/6) of a share of common stock).

Item 8.01 Other Events

The Company issued the release filed herewith on May 15, 2024. The materials attached as Exhibit 99.1 are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2024

PLUTONIAN ACQUISITION CORP.

By:	/s/ Wei Kwang Ng
Name :	Wei Kwang Ng
Title:	Chief Executive Officer

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